Exhibit 1

IDENTIFICATION OF RELEVANT SUBSIDIARIES

Drawbridge DSO Securities LLC (“DSO”) directly holds 0 shares of Common Stock.  Drawbridge Special Opportunities Fund LP (“DBSO Fund LP”) holds a 100% interest in DSO.  Drawbridge Special Opportunities GP LLC (“DBSO GP”) is the general partner of DBSO Fund LP.  Fortress Principal Investment Holdings IV LLC (“Principal Holdings”) is the managing member of DBSO GP.

Drawbridge OSO Securities LLC (“OSO”) directly holds 0 shares of Common Stock.  Drawbridge Special Opportunities Fund Ltd. (“DBSO Fund Ltd”) holds a 100% interest in OSO.  Drawbridge Special Opportunities Intermediate Fund L.P. (“DBSO Intermediate”) is the 100% owner of DBSO Fund Ltd.  Drawbridge Special Opportunities Offshore GP LLC (“DBSO Offshore GP”) is the general partner of DBSO Intermediate.  Drawbridge Special Opportunities Advisors LLC (“DBSO Advisors”) is the investment advisor for each of DBSO Fund LP and DBSO Fund Ltd.

Worden Master Fund LP (“Worden Master”) directly holds 0 shares of Common Stock.  Fortress Special Opportunities I GP LLC (“FSO I GP”) is the general partner of Worden Master.

Worden Master Fund II LP (“Worden Master II”) directly holds 0 shares of Common Stock.  FSO I GP is the general partner of Worden Master II.  Fortress Special Opportunities Advisors LLC (“FSO Advisors”) is the investment advisor for each of Worden Master and Worden Master II.

Fortress Partners Securities LLC (“FPS LLC”) directly holds 30,979 shares of Common Stock.  Fortress Partners Fund L.P. (“FPF L.P.”) holds a 100% interest in FPS LLC.  Fortress Partners GP LLC (“FP GP LLC”) is the general partner of FPF L.P.   Principal Holdings is the managing member of FP GP LLC.

Fortress Partners Offshore Securities LLC (“FPOS LLC”) directly holds 34,812 shares of Common Stock.  Fortress Partners Master Fund L.P. (“FPMF L.P.”) holds a 100% interest in FPOS LLC.  Fortress Partners Offshore Master GP LLC (“FPOM GP LLC”) is the general partner of FPMF L.P.  Fortress Partners Advisors LLC (“FP Advisors”) is the investment advisor for each of FPF L.P. and FPMF L.P.

FIG LLC (“FIG”) holds a 100% interest in FP Advisors.

Fortress Operating Entity I LP (“FOE I”) is the sole managing member of Principal Holdings.

FIG Corp. is the general partner of FOE I.  FIG Corp. is wholly-owned by Fortress Investment Group LLC.